Exhibit 31.1 Certification of the Chief Executive Officer of Acology, Inc. pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Curtis Fairbrother, certify that:

1. I have reviewed this Form 10-Q/A of Acology, Inc. for the quarter ended June 30, 2014;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report.

Date: October 23, 2014

/s/ Curtis Fairbrother

Curtis Fairbrother

Chief Executive Officer, Principal Accounting Officer